EXHIBIT 99.1

Adept Technology Reports Fourth Quarter and Fiscal Year 2009 Results

Sequential Revenues Grow 12 Percent, While Company Reduces Quarterly Cash Operating Expenses by $1 Million

PLEASANTON, Calif., Sept. 2, 2009 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotic solutions, today announced financial results for its fiscal fourth quarter and year ended June 30, 2009.

Fourth Quarter Results

Revenues for the fourth quarter of fiscal 2009 were $8.6 million, compared to $7.7 million in the third quarter and $16.7 million for the same period last year. The Company reported a GAAP net loss of $3.3 million, or $0.40 per share, which compares to a net loss of $3.5 million, or $0.42 per diluted share in the previous quarter and net income of $900,000, or $0.10 per diluted share, in the fourth quarter of fiscal 2008.

Adept's adjusted EBITDA loss was $1.5 million in the fourth quarter, compared with adjusted EBITDA loss of $2.6 million in the third quarter of fiscal 2009 and adjusted EBITDA of $1.4 million in the fourth quarter of fiscal 2008. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Gross margin was 31.7% of revenue in the fourth fiscal quarter of 2009, compared with 38.2% in the third quarter and 48.5% of revenue in the fourth quarter of 2008. Adept's gross margins were negatively impacted by lower volumes, which caused under-absorption of fixed manufacturing expenses, as well as inventory write-downs totaling $782,000. The Company expects overall gross margins to begin to return to more normalized levels as revenues increase throughout fiscal year 2010.

In the fourth quarter, the Company was successful in fully realizing the benefits from the cost reduction efforts that began in March. Cash expenses decreased by $1.0 million from the third quarter of 2009, excluding non-cash items of $659,000 related to the write-off of acquired intangible assets and goodwill related to the acquisition of Cerebellum in fiscal 2008. Including these non-cash items, reported operating expenses were $6.0 million for the fourth quarter, down from $6.4 million last quarter and $8.0 million in the same quarter of fiscal 2008. Operating loss for the quarter was $3.3 million, compared with an operating loss of $3.5 million in the third quarter of fiscal 2009 and to operating income of $116,000 a year ago.

Adept's cash and short-term investment balance at June 30, 2009 was $7.5 million, compared to $8.7 million as of March 28, 2009.

Fiscal Year 2009 Results

Revenues for the full fiscal year 2009 were $41.5 million, compared to $60.8 million for fiscal 2008. Net loss for the year was $13.1 million, or $1.60 per diluted share, which compares with net income of $3.6 million or $0.44 per diluted share for 2008.

Adept's adjusted EBITDA loss was $8.1 million for fiscal 2009, compared with adjusted EBITDA of $6.2 million for fiscal 2008. A discussion of this non-GAAP measure and reconciliation of this measure to the applicable GAAP measure is included below.

Gross margin for the full fiscal year 2009 was 40.7%, compared with gross margin of 49.5% in the previous year. Operating loss for fiscal 2009 was $12.0 million, compared with operating income of $2.8 million in fiscal 2008.

"Despite continued weakness in the global economy, we are pleased with the modest sequential growth we achieved and believe we have seen the bottom of the downturn," said John Dulchinos, Adept's president and chief executive officer. "Stronger and more stable order patterns among our customers, particularly in the packaging market, indicate that perhaps the economy, and consequently our business, is on the road to recovery. In addition, we continued to see solid design activity within the solar segment, though as we've said in the past these wins will not translate into meaningful revenue growth until manufacturing spending increases."

Mr. Dulchinos continued, "During the fourth quarter, we successfully met our previously stated objective of reducing cash operating expenses by $1.0 million, excluding the non-cash write downs. As the economy improves and revenues increase, we will continue to strategically invest to facilitate growth, though we believe we will maintain much of these cost savings going forward, to improve margins and cash flow."

Recent Highlights:

 * Finalized cost-cutting measures during the quarter resulting in a quarterly cash savings of approximately $1.0 million.
 * Received a $2.5 million order for vision-guided robots from a leading international consumer electronics manufacturer. The order is expected to be fulfilled and recognized as revenue in the first fiscal quarter of 2010.
 * Announced a partnership with CASTEC of Taiwan and Innovation Matrix of California, to develop and integrate a vision-guided solar wafer unloading process for a major solar wafer manufacturer in Taiwan.
   The partnership marks Adept's entrance into this high growth market in the Asia region.
 * Continued to broaden its distribution channel in Japan by signing on Nihon Kizai as its newest distributor to cover the Japanese market, the largest robotics market in the world.

Quarterly Conference Call

John Dulchinos, president and chief executive officer, and Lisa Cummins, vice president and chief financial officer, will host an investor conference call today, September 2, 2009, at 5:00 P.M Eastern Time to review the Company's financial and operating performance for the fiscal 2009 fourth quarter and year-end. The call may also include statements regarding the company's anticipated operations for fiscal 2010. These statements will be forward-looking, and actual results may differ materially. The Company intends to continue its practice of not updating forward-looking statements or providing anticipated financial performance information not included in this press release. The call can be accessed by dialing (877) 941-1848. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.adept.com in the Investor Relations section of the site. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and a telephonic playback of the conference call will also be available for seven days following the call. Replay listeners should call (800) 406-7325 and enter the passcode 4141768#.

Company Profile

Adept is a global, leading provider of intelligent robotics systems and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and other automated processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaging, Medical, Disk Drive/Electronics and Solar; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

All trade names are either trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Information

In addition to presenting net income in accordance with GAAP, we have determined that adjusted EBITDA, which we define as earnings before interest income, income taxes, depreciation and amortization and goodwill impairment, and stock-based compensation expense under SFAS No. 123(R), is a relevant measure of performance for our Company as an approximate measure of operating cash flow, as it is a metric commonly used among technology companies and provides meaningful supplemental information regarding our operating performance and is expected to be used as a basis for incentive compensation for our management team in fiscal 2010. As a result, we believe it is a helpful tool for communicating our operating performance to our investors and analysts and for comparisons to other technology companies.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. For more information on our adjusted EBITDA, please see the table captioned "Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)" included below. While we believe that adjusted EBITDA is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate the full performance of the Company or its prospects. Stock-based compensation has been, and will continue to be for the foreseeable future, a recurring expense for our business and an important incentive component of executive and other employee compensation. Such evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, as presented in our filings with the Securities and Exchange Commission, provides the full accounting for how we have decided to use resources provided to us from our customers and shareholders.

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding operating expenses, restructuring activities, margins, profitability, products, market opportunities and Adept's growth based on its current products, strategy and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our fluctuating operating results including factors difficult to forecast; the effect of the current economic downturn in manufacturing and other businesses of our customers and risks of nonpayment and customer insolvency; the actual results and potential impact of our restructuring efforts; risks of acceptance of the Company's new or current products in the marketplace; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets; the risks and regulatory requirements associated with international operation, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply; risks associated with product defects; potential delays associated with the development and introduction of new products; the Company's ability to sell its products through resellers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company.

For a discussion of risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2008, which includes the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

                        ADEPT TECHNOLOGY, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                    June 30,  June 30,
                                                      2009      2008
                                                      ----      ----
 ASSETS
 Current assets:
  Cash and cash equivalents                           $7,501   $15,185
  Accounts receivable, less allowance for doubtful
   accounts of $585 at June 30, 2009 and $485 at
   June 30, 2008                                       6,991    11,757
  Inventories                                          8,125    10,234
  Other current assets                                   317       431
                                                     -------   -------
   Total current assets                               22,934    37,607
 Property and equipment, net                           2,648     3,354
 Goodwill                                                 --       377
 Other intangible assets, net                             --       800
 Other assets                                            131       152
                                                     -------   -------
   Total assets                                      $25,713   $42,290
                                                     =======   =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                    $2,138    $5,972
  Accrued payroll and related expenses                 1,220     2,267
  Accrued warranty                                     1,179     1,259
  Accrued restructuring charges                            3       217
  Other accrued liabilities                            1,678     1,203
                                                     -------   -------
   Total current liabilities                           6,218    10,918

 Long-term liabilities:
  Accrued restructuring charges                           --       416
  Other long-term liabilities                            150       461
                                                     -------   -------
   Total liabilities                                   6,368    11,795

   Total stockholders' equity                         19,345    30,495
                                                     -------   -------

 Total liabilities and stockholders' equity          $25,713   $42,290
                                                     =======   =======

                        ADEPT TECHNOLOGY, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                               ---------------------------------------
                               Three Months Ended  Twelve Months Ended
                               ---------------------------------------
                               June 30,  June 30,   June 30,  June 30,
                                 2009      2008       2009      2008
                               ---------------------------------------

 Revenues                        $8,572   $16,660    $41,536   $60,783
 Cost of revenues                 5,850     8,573     24,644    30,691
                               ---------------------------------------
 Gross margin                     2,722     8,087     16,892    30,092
 Operating expenses:
   Research, development and
    engineering                   1,367     1,419      5,668     5,354
   Selling, general and
    administrative                3,917     6,421     20,648    21,441
   Restructuring charge              --        --      1,419       254
   Goodwill impairment              659        --        803        --
   Amortization of other
    intangibles                      79       131        330       216
                               ---------------------------------------
 Total operating expenses         6,022     7,971     28,868    27,265
                               ---------------------------------------

 Operating income (loss)         (3,300)      116    (11,976)    2,827

 Interest income (expense), net      (2)       47         46       306
 Currency exchange gain (loss)      286       559       (898)      755
                               ---------------------------------------

 Income (loss) before income
  taxes                          (3,016)      722    (12,828)    3,888
 Provision for (benefit from)
  income taxes                      290      (177)       240       252
                               ---------------------------------------
 Net income (loss)              ($3,306)     $899   ($13,068)   $3,636
                               =======================================

 Net income (loss) per share:
   Basic                         ($0.40)    $0.11     ($1.60)    $0.46
                               =======================================
   Diluted                       ($0.40)    $0.10     ($1.60)    $0.44
                               =======================================

 Shares used in computing per
  share amounts
   Basic                          8,290     7,983      8,173     7,957
                               =======================================
   Diluted                        8,290     8,580      8,173     8,246
                               =======================================

                        ADEPT TECHNOLOGY, INC.
  Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Loss)
                            (in thousands)
                             (unaudited)

                                          ----------------------------
                                           Three     Three     Three
                                           Months    Months    Months
                                           ended     ended     ended
                                          June 30,  March 28, June 30,
                                            2009      2009      2008
                                          ----------------------------

 Net income (loss)                        $ (3,306) $ (3,507) $    899
   Interest (income) expense, net                2        --       (47)
   Income taxes                                290       (48)     (177)
   Depreciation                                400       458       413
   Amortization of intangibles                  79        80       131
   Goodwill impairment                         659        73        --
   Stock compensation expense                  380       345       147

                                          ----------------------------
 Adjusted EBITDA (loss)                   $ (1,496) $ (2,599) $  1,366
                                          ============================

                                          ------------------
                                           Twelve    Twelve
                                           Months    Months
                                           ended     ended
                                          June 30,  June 30,
                                            2009      2008
                                          ------------------

 Net income (loss)                        $(13,068) $  3,636
   Interest earned, net                        (46)     (306)
   Income taxes                                240       252
   Depreciation                              1,714     1,609
   Amortization of intangibles                 330       216
   Goodwill impairment                         803        --
   Stock compensation expense                1,895       769

                                          ------------------
 Adjusted EBITDA (loss)                   $ (8,132) $  6,176
                                          ==================

CONTACT:  Adept Technology, Inc.
          Lisa Cummins, Chief Financial Officer
          925-245-3400
          Investor.relations@adept.com